Exhibit 4.1

EXECUTION VERSION

SPIRIT AEROSYSTEMS, INC.
as Issuer,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
as Trustee

SUPPLEMENTAL INDENTURE
Dated as of March 17, 2014

$300,000,000

7-1/2% Senior Notes Due 2017

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of March 17, 2014, by and among SPIRIT AEROSYTEMS, INC., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of September 30, 2009 (the “Indenture”), pursuant to which the Company issued $300,000,000 in aggregate principal amount of 7 ½% Senior Notes due 2017 (the “Notes”) (capitalized terms used herein without definition have the respective meanings given to them in the Indenture);

WHEREAS, Section 9.2 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein, except in certain cases where consent of the Holder of each outstanding Note affected is required;

WHEREAS, the Company and the Guarantors desire to amend the Indenture with the consent of Holders of not less than a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 4, 2014, the Company has offered to purchase any and all of the outstanding Notes and has proposed certain amendments to the Indenture (as may be amended or supplemented from time to time, the “Tender Offer”);

WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have tendered their Notes for purchase by the Company in connection with the Tender Offer and consented to the proposed amendments described in this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof; and

WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement and supplement to the Indenture have been done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:

1.                                      Amendments to the Indenture.

1.1                               Sections 3.9, 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19, 4.21 and 5.1 of the Indenture are deleted in their entirety and each of the foregoing is hereby replaced with the following text: “[Reserved]”.

1.2                               Section 6.1 of the Indenture is amended in its entirety to read as follows:

“SECTION 6.1.  Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                 default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(3)                                 default in the performance, or breach, of any covenant or agreement of Holdings or any Restricted Subsidiary in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes.”

1.3                               Section 6.2 of the Indenture is hereby amended in its entirety to read as follows:

“SECTION 6.2.  Acceleration.

If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.”

1.4                               Any terms defined in the Indenture which are used in any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.

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2.                                      Effectiveness of this Supplemental Indenture.

2.1                               This Supplemental Indenture shall become effective upon execution hereof by the Trustee, the Company and the Guarantors.  Sections 1.1, 1.2, 1.3 and 1.4 of this Supplemental Indenture shall not become operative until the opening of business on the day on which the Company gives written notice to the Trustee, as Depositary, that the Notes tendered by the Holders pursuant to the Tender Offer have been accepted for payment.

3.                                      Miscellaneous.

3.1                               Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.  Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

3.2                               Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.

3.3                               THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES.

3.4                               The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

3.5                               In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.6                               The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature Page Follows]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Mark Suchinski
Name: Mark Suchinski
Title: Vice President, Corporate Controller

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SPIRIT AEROSYSTEMS FINANCE, INC.

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

SPIRIT AEROSYSTEMS INVESTCO, LLC

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SPIRIT DEFENSE, INC.

By:	/s/ Joseph T. Boyle
Name: Joseph T. Boyle
Title: Assistant Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Signature Page to Supplemental Indenture]